EXHIBIT 17

                                  FORM OF PROXY

                                                     YOUR VOTE IS IMPORTANT!

                                                       VOTE TODAY BY MAIL,
                                                TOUCH-TONE PHONE OR THE INTERNET
                                                CALL TOLL FREE 1-888-221-0697 OR
                                                LOG ON TO WWW.PROXYWEB.COM/XXXXX

*** CONTROL NUMBER: xxx xxx xxx xxx xx ***        Please fold and detach card at
                                                  perforation before mailing.
SCUDDER INTERNATIONAL GROWTH AND INCOME FUND

PROXY             SPECIAL MEETING OF SHAREHOLDERS - JULY 13, 2000


         The undersigned hereby appoints John Millette, Kathryn L. Quirk and John R. Hebble, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of the above-referenced fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, MA 02110, on July 13, 2000, at 3:00 p.m., Eastern time, and at any adjournments thereof.

                                        PLEASE  SIGN AND RETURN  PROMPTLY IN THE
                                        ENCLOSED   ENVELOPE.   NO   POSTAGE   IS
                                        REQUIRED.

                                         Dated ____________________________,2000

                                        Please  sign  exactly  as  your  name or
                                        names   appear.   When   signing  as  an
                                        attorney,    executor,    administrator,
                                        trustee or guardian, please give your full title as such.

                  [Name]
                  [Address]
                                        _______________________________________
                                               Signature(s) of Shareholder(s)

                                               YOUR VOTE IS IMPORTANT!

                                                 VOTE TODAY BY MAIL,
                                          TOUCH-TONE PHONE OR THE INTERNET

                                          CALL TOLL FREE 1-888-221-0697 OR

                                          LOG ON TO WWW.PROXYWEB.COM/xxxxx

           Please fold and detach card at perforation before mailing.

         All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE FUND. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE --- PROPOSALS.

                   Please vote by filling in the boxes below.

                                               FOR all        WITHHOLD
                                               nominees       authority to
                                               listed         vote for all
                                               (except as     nominees listed
                                               noted in
                                               space
                                               provided)
PROPOSAL 1

To elect  Directors to hold office until
their  respective  successors  have been          _____           _____
duly elected and qualified or until their earlier resignation or removal.

NOMINEES:

(01) Henry P. Becton,  Jr. (02) Linda C.
Coughlin (03)  Dawn-Marie  Driscoll (04)
Edgar R.  Fiedler (05) Keith R. Fox (06)
Joan  Edelman  Spero  (07) Jean  Gleason
Stromberg   (08)  Jean  C.  Tempel  (09)
Steven   Zaleznick

INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) on the line immediately below.

----------------------------------------
PROPOSAL 2                                        FOR      AGAINST     ABSTAIN

To  approve  an  Agreement  and  Plan of
Reorganization  for the Fund whereby all
of the issued and outstanding  shares of
Capital   Stock  of  the  Fund  will  be          ___       ___         ___
reclassified  into shares of the Class S
Shares   class   of  the   Corporation's
Scudder   International   Fund   series.
PROPOSAL 3

To    ratify    the     selection     of
PricewaterhouseCoopers LLP as the Fund's
independent  accountants for the current
fiscal year.  The proxies are authorized          ___       ___         ___
to vote in their discretion on any other
business  which may properly come before
the   meeting   and   any   adjournments
thereof.

                           PLEASE SIGN ON REVERSE SIDE